BLACKROCK MUNICIPAL BOND FUND, INC.

ARTICLES SUPPLEMENTARY

BLACKROCK MUNICIPAL BOND FUND, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: The Corporation is registered as an open-ended company under the Investment Company Act of 1940, as amended, with the authority to issue Six Billion Four Hundred Seventy-Five Million (6,475,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
BlackRock National Municipal Fund
Investor A Common Stock	800,000,000
Investor C Common Stock	375,000,000
Investor C1 Common Stock	375,000,000
Institutional Common Stock	800,000,000
Class K Common Stock	550,000,000
Service Common Stock	375,000,000
BlackRock Short-Term Municipal Fund
Investor A Common Stock	150,000,000
Investor A1 Common Stock	150,000,000
Investor C Common Stock	150,000,000
Institutional Common Stock	150,000,000
Class K Common Stock	150,000,000
Service Common Stock	150,000,000
BlackRock High Yield Municipal Fund
Investor A Common Stock	100,000,000
Investor C Common Stock	100,000,000
Institutional Common Stock	100,000,000
Class K Common Stock	2,000,000,000

Total:	6,475,000,000

All shares of all classes of the capital stock of the Corporation have a par value of Ten Cents ($0.10) per share and an aggregate par value of Six Hundred Forty-Seven Million Five Hundred Thousand Dollars ($647,500,000).

SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-105(c) of the Maryland General Corporation Law and the Corporation’s charter, the Board of Directors hereby increases the total number of authorized shares of capital stock of the Corporation by One Billion Fifty Million (1,050,000,000) and designates (a) Two Hundred Fifty Million (250,000,000) of such newly authorized shares as Institutional Common Stock of BlackRock High Yield Municipal Fund and (b) Eight Hundred Million (800,000,000) of such newly authorized shares as Class K Common Stock of BlackRock National Municipal Fund.

THIRD: After the reclassification of authorized shares of capital stock of the Corporation set forth herein, the Corporation will have the authority to issue Seven Billion Five Hundred Twenty-Five Million (7,525,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
BlackRock National Municipal Fund
Investor A Common Stock	800,000,000
Investor C Common Stock	375,000,000
Investor C1 Common Stock	375,000,000
Institutional Common Stock	800,000,000
Class K Common Stock	1,350,000,000
Service Common Stock	375,000,000
BlackRock Short-Term Municipal Fund
Investor A Common Stock	150,000,000
Investor A1 Common Stock	150,000,000
Investor C Common Stock	150,000,000
Institutional Common Stock	150,000,000
Class K Common Stock	150,000,000
Service Common Stock	150,000,000
BlackRock High Yield Municipal Fund
Investor A Common Stock	100,000,000
Investor C Common Stock	100,000,000
Institutional Common Stock	350,000,000
Class K Common Stock	2,000,000,000

Total:	7,525,000,000

All shares of capital stock of the Corporation will have a par value of Ten Cents ($0.10) per share and an aggregate par value of Seven Hundred Fifty-Two Million Five Hundred Thousand Dollars ($752,500,000).

FOURTH: All of the shares of the Corporation’s capital stock continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as currently set forth in the Corporation’s charter.

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IN WITNESS WHEREOF, BLACKROCK MUNICIPAL BOND FUND, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by the person named below who acknowledges that these Articles Supplementary are the act of the Corporation and that, as to all matters and facts required to be verified under oath and to the best of his knowledge, information and belief under the penalties of perjury, the matters and facts set forth herein are true in all material respects, as of this 25th day of September 2019.

ATTEST:	BLACKROCK MUNICIPAL BOND FUND, INC.

/s/ Janey Ahn	By:	/s/ John M. Perlowski
Janey Ahn		John M. Perlowski
Secretary		President and Chief Executive Officer